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                                                                   EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-3 of our report dated March 31, 1997 related to the consolidated financial statements of Nam Tai Electronics, Inc. which report appears in such Prospectus. We hereby further consent to the reference to use under the heading "Experts" in the Prospectus included as part of the Registration Statement.



/s/ Price Waterhouse


PRICE WATERHOUSE
Certified Public Accountants

Hong Kong
October 20, 1997